SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

               ______________________________

                          FORM 8-K

                       CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d)
           OF THE SECURITIES EXCHANGE ACT OF 1934

            ____________________________________



Date of report (Date of earliest event reported): August
29, 1997


                 CARDIAC SCIENCE, INC.
     (Exact Name of Registrant as Specified in Charter)



       Delaware                              0-19567
               33-0465681
(State or Other Juris-               (Commission File
No.)           (IRS Employer
diction of Incorporation)
                Identification No.)


1176 Main Street, Suite C, Irvine, CA
     92614
(Address of Principal Executive Offices)
    (Zip Code)


Registrant's telephone number, including area code:
(714) 587-0357




(Former Name or Former Address, if Changed Since
Last Report.)

ITEM 9.        Sales of Equity Securities Pursuant to
Regulation S.

        On August 29, 1997, Cardiac Science, Inc. (the
"Corporation") consummated a private placement of 8,571,428 (750,000 post-reverse split) shares of common stock, par value $0.001 per share (the "Common Stock"), to various foreign investors pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The gross proceeds of the offering totalled
$1,500,000. In connection with the offering, the Corporation paid an advisory fee of $75,000 and 37,500 shares of Common Stock to Sorbus Asset Strategies,
S.A., a Swiss company.

                         Signatures:

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





CARDIAC SCIENCE, INC.



By: /s/ Raymond W. Cohen
Raymond W. Cohen, President and Chief Executive
Officer

Date:  September 9, 1997